                                                                      EXHIBIT 99

                                   [MBT LOGO]


                   MBT FINANCIAL CORP. REPORTS 2004 FULL YEAR
                           AND FOURTH QUARTER EARNINGS

MONROE, MICHIGAN, January 13, 2005 - MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported 2004 net income of $22.6 million, an increase of 17.0% over the $19.3 million reported for 2003. The increase is the result of an increase of $2.4 million, or 4.8% in Net Interest Income and a decrease of $5.5 million, or 68.9% in the Provision for Loan Losses. Basic earnings per share were $1.30, a 27.5% increase over the $1.02 reported for 2003 (diluted earnings per share were $1.29 for 2004 versus $1.01 for 2003). Share repurchases from a combination of a self-tender completed in December of 2003 and an ongoing share repurchase program resulted in an 8.1% decline in average diluted shares outstanding from 19,072,629 to 17,533,057.

For the fourth quarter net income was $5.4 million, a 16.3% decrease from the $6.5 million reported for the fourth quarter of 2003. The decrease is attributed to significantly lower loan loss provision, incentive compensation, and other expenses in the fourth quarter of 2003. Diluted earnings per share were $0.31, compared to $0.34 for the prior-year quarter.

H. Douglas Chaffin, President and CEO, commented, "We had a good year, reflective of our efforts over the past two years to revitalize the Company's strategic focus. We achieved strong earnings growth, strong profitability, and improved asset quality. We continue to focus on those strategies contributing to our profitable growth: geographic expansion, product expansion, the addition of highly-qualified staff, investment in technology, and asset quality improvement. At the same time, we are mindful of our traditional strengths: our dominant market position in Monroe County and our efficient operating structure."

"We opened our new Downriver Regional Center in Wyandotte in October and we are in the process of renovating a building in Taylor for a new branch location. This branch will provide our fourth full-service office in the Downriver area of southern Wayne County, a market similar in demographics to Monroe County, and one that has been underserved by community banks. We also announced in the fourth quarter that we plan to construct a new headquarters building in downtown Monroe. This 45,000 square foot building will provide much needed additional space for our growing operations."

Total revenue, comprised of net interest income and non-interest income, was $66.5 million in 2004, an increase of 3.7% over the $64.1 million earned during 2003. Total revenue excluding securities gains and mortgage loan origination fees increased 5.4% from $62.0 million in 2003 to $65.3 million in 2004. Mr. Chaffin noted, "Our efforts to restructure the balance sheet, begun in 2003, have improved our net interest income, and positioned us for earnings growth in a rising interest rate environment." Net interest income increased 6.6% to $13.5 million for the 2004 fourth quarter, reflecting a combination of 4.6% growth in average earning assets and a 9 basis point improvement in the net interest margin to 3.49%.

Non-interest income, net of securities gains, was $3.3 million, an increase of 10.3%. Leading the improvement in non interest income was strong growth in income from trust services, up 22.7%.

Non-interest expense for the fourth quarter of 2004 was $8.7 million, an increase of $1,164,000, or 15.4% over the prior-year period. During the quarter, the Company expensed $150,000 to accelerate the depreciation of a parking lot that will be the site of its new headquarters in Monroe. Also, the incentive compensation accrual, which is based on the company's earnings performance, increased $668,000 compared to the fourth quarter of 2003. Mr. Chaffin noted that the Company continues its legacy of a highly efficient operating structure while increasing its investment to support its strategic initiatives. The efficiency ratio for the fourth quarter of 2004 was 47.47%.

Mr. Chaffin highlighted the Company's continuing progress at improving asset quality. "Although nonperforming assets increased $229,000 during the fourth quarter, they were down $7.2 million, or 15.2% for the year. We were pleased to work out over $4 million of nonperforming assets during the quarter; however, several accounts which were previously classified as substandard were moved into nonperforming status. These were expected additions to our nonperforming assets and will not inhibit our projection to reduce total nonperforming assets to $31 million by the third quarter of 2005." Charge-offs, net of recoveries, exceeded the Provision for Loan Losses during the quarter, reducing the Allowance for Loan Losses by $1.4 million. Due to strong collateral positions in the nonperforming assets, the Allowance for Loan Losses provides an adequate reserve for potential losses. Non-performing assets were 2.57% of total assets at December 31, 2004, up from 2.55% at September 30, 2004, but down from 3.23% at December 31, 2003. The Allowance for Loan Losses was $13.8 million, or 1.46% of total loans at December 31, 2004.

Total assets were $1.55 billion at December 31, 2004, an increase of 6.5% from the prior year end. Loans rose $82.0 million, or 9.5% during the year, primarily funded through deposit growth of $61.6 million and an increase of $16.5 million in borrowed funds.

Shareholders' equity at December 31, 2004 was $155.3 million, a twelve-month increase of 8.3%. Average equity to assets for the fourth quarter was 10.04% and total shares outstanding at quarter end were 17,465,839. Mr. Chaffin concluded, "Our improving fundamentals are confirmation of the strategy we have undertaken over the last two years to revitalize our business. Local business conditions are slowly improving, and we are optimistic as we begin 2005."

CONFERENCE CALL

MBT Financial Corp. will hold a conference call to discuss fourth quarter results on Friday, January 14, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.'s web site www.MBandT.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company's web site and available for one month following the call.

ABOUT THE COMPANY

MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust, which was founded in 1858. The bank has $1.5 billion in assets and services nearly $1 billion in trust assets. MBT is a full-service bank, offering a broad range of services, from personal and business accounts to complete credit options and the area's largest Trust Department. With 25 offices, 36 ATMs, PhoneLink telephone banking and eLink online banking, MBT is the area's most accessible community bank.

MBT is proud to be an active supporter of the community through contributions, reinvestment, and civic involvement. MBT is also known for ENLIST, its employee volunteer program, which celebrated its 20th anniversary in 2004. Since its inception, participants in the ENLIST program have contributed over 90,000 hours of volunteer work in the communities we serve. Visit MBT's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.




FOR FURTHER INFORMATION:
H. Douglas Chaffin                  John L. Skibski                    Herbert J. Lock
Chief Executive Officer             Chief Financial Officer            Investor Relations
(734) 384-8123                      (734) 242-1879                     (734) 242-2603
doug.chaffin@mbandt.com             john.skibski@mbandt.com            herb.lock@mbandt.com

                              MBT FINANCIAL CORP.
                 CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED


                                                                                      QUARTERLY
                                                   --------------------------------------------------------------------------
                                                      2004            2004           2004            2004             2003
(dollars in thousands except per share data)         4TH QTR         3RD QTR        2ND QTR         1ST QTR          4TH QTR
                                                   -----------     -----------     -----------     -----------     -----------
EARNINGS
  Net interest income                              $    13,454     $    13,627     $    12,985     $    12,640     $    12,626
  FTE Net interest income                          $    14,079     $    14,277     $    13,649     $    13,316     $    13,598
  Provision for loan and lease losses              $       691     $       600     $       600     $       600     $        30
  Non-interest income                              $     3,793     $     3,396     $     3,361     $     3,226     $     3,202
  Non-interest expense                             $     8,707     $     8,025     $     7,995     $     7,889     $     7,543
  Net income                                       $     5,442     $     6,109     $     5,648     $     5,400     $     6,504
  Basic earnings per share                         $      0.32     $      0.35     $      0.32     $      0.31     $      0.36
  Diluted earnings per share                       $      0.31     $      0.35     $      0.32     $      0.31     $      0.35
  Average shares outstanding                        17,426,995      17,419,214      17,429,648      17,501,262      18,747,900
  Average diluted shares outstanding                17,562,768      17,520,938      17,500,695      17,579,979      18,779,982

PERFORMANCE RATIOS
  Return on average assets                                1.41%           1.59%           1.55%           1.52%           1.76%
  Return on average common equity                        14.02%          16.58%          15.26%          14.90%          15.69%
  Net interest margin, net of loan fees                   3.49%           3.55%           3.56%           3.58%           3.40%
  Efficiency ratio                                       47.47%          44.65%          45.34%          46.98%          41.89%
  Full-time equivalent employees                           396             404             387             386             389

CAPITAL
  Average equity to average assets                       10.04%           9.58%          10.15%          10.19%          11.20%
  Book value per share                             $      8.89     $      8.80     $      8.29     $      8.50     $      8.20
  Cash dividend per share                          $      0.16     $      0.16     $      0.15     $      0.15     $      0.15

ASSET QUALITY
  Loan Charge-Offs                                 $     2,451     $       616     $       714     $       666     $     6,683
  Loan Recoveries                                  $       376     $       224     $       330     $       326     $       778
                                                   -----------     -----------     -----------     -----------     -----------
  Net Charge-Offs                                  $     2,075     $       392     $       384     $       340     $     5,905

  Allowance for loan and lease losses              $    13,800     $    15,184     $    14,976     $    14,760     $    14,500

  Nonaccrual Loans                                 $    29,015     $    29,993     $    31,525     $    32,538     $    33,664
  Loans 90 days past due                           $       230     $       222     $       189     $       259     $       100
  Restructured loans                               $     3,715     $     3,219     $     3,348     $     2,561     $     4,755
                                                   -----------     -----------     -----------     -----------     -----------
     Total nonperforming loans                     $    32,960     $    33,434     $    35,062     $    35,358     $    38,519
  Other real estate owned                          $     6,958     $     6,255     $     6,570     $     8,579     $     8,434
  Nonperforming investment securities              $        --     $        --     $       163     $       171     $       140
                                                   -----------     -----------     -----------     -----------     -----------
     Total nonperforming assets                    $    39,918     $    39,689     $    41,795     $    44,108     $    47,093

  Net loan charge-offs to average loans                   0.87%           0.17%           0.17%           0.16%           2.78%
  Allowance for losses to total loans                     1.46%           1.61%           1.62%           1.67%           1.68%
  Nonperforming loans (including OREO)
     to Gross Loans                                       4.22%           4.20%           4.51%           4.98%           5.44%
  Nonperforming assets to total assets                    2.57%           2.55%           2.74%           3.12%           3.23%
  Allowance for loan losses to
     nonperforming assets                                34.57%          38.26%          35.83%          33.46%          30.79%

END OF PERIOD BALANCES
  Loans and leases                                 $   945,881     $   945,591     $   923,738     $   882,290     $   863,850
  Total earning assets                             $ 1,465,322     $ 1,463,425     $ 1,433,115     $ 1,326,025     $ 1,372,332
  Total assets                                     $ 1,552,279     $ 1,554,321     $ 1,523,976     $ 1,412,692     $ 1,457,788
  Deposits                                         $ 1,100,711     $ 1,072,426     $ 1,038,441     $ 1,020,188     $ 1,039,117
  Shareholders' equity                             $   155,346     $   153,320     $   144,393     $   148,899     $   143,446
  Total Shares Outstanding                          17,465,839      17,419,910      17,417,443      17,509,817      17,491,784

AVERAGE BALANCES
  Loans and leases                                 $   948,628     $   934,031     $   905,502     $   872,746     $   854,473
  Total earning assets                             $ 1,454,891     $ 1,444,880     $ 1,378,490     $ 1,341,444     $ 1,390,854
  Total assets                                     $ 1,538,860     $ 1,529,700     $ 1,466,359     $ 1,430,303     $ 1,468,278
  Deposits                                         $ 1,079,610     $ 1,062,755     $ 1,028,702     $ 1,029,856     $ 1,077,644
  Shareholders' equity                             $   154,428     $   146,579     $   148,877     $   145,751     $   164,458

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                              MBT FINANCIAL CORP.
                 CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED


                                                        QUARTER ENDED DECEMBER 31,
Dollars in thousands (except per share data)            2004                  2003
                                                      -------               -------

INTEREST INCOME
Interest and fees on loans                            $15,259               $13,475
Interest on investment securities-
  Tax-exempt                                            1,355                 1,502
  Taxable                                               4,527                 3,879
Interest on federal funds sold                              8                    40
                                                      -------               -------
    Total interest income                              21,149                18,896
                                                      -------               -------

INTEREST EXPENSE
Interest on deposits                                    4,353                 3,626
Interest on borrowed funds                              3,342                 2,644
                                                      -------               -------
    Total interest expense                              7,695                 6,270
                                                      -------               -------

NET INTEREST INCOME                                    13,454                12,626
PROVISION FOR LOAN LOSSES                                 691                    30
                                                      -------               -------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                              12,763                12,596
                                                      -------               -------

OTHER INCOME
Income from trust services                              1,058                   862
Service charges and other fees                          1,403                 1,343
Net gain (loss) on sales of securities                    451                   173
Origination fees on mortgage loans sold                   118                    56
Bank Owned Life Insurance income                          244                   395
Other                                                     519                   373
                                                      -------               -------
    Total other income                                  3,793                 3,202
                                                      -------               -------

OTHER EXPENSES
Salaries and employee benefits                          4,690                 3,700
Occupancy expense                                         837                   763
Other                                                   3,180                 3,080
                                                      -------               -------
    Total other expenses                                8,707                 7,543
                                                      -------               -------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                        7,849                 8,255
PROVISION FOR INCOME TAXES                              2,407                 1,751
                                                      -------               -------
NET INCOME                                            $ 5,442               $ 6,504
                                                      =======               =======


BASIC EARNINGS PER COMMON SHARE                       $  0.32               $  0.35
                                                      =======               =======

DILUTED EARNINGS PER COMMON SHARE                     $  0.31               $  0.34
                                                      =======               =======

DIVIDENDS DECLARED PER COMMON SHARE                   $  0.16               $  0.15
                                                      =======               =======

                              MBT FINANCIAL CORP.
                 CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

                                                              YEAR ENDED DECEMBER 31,
Dollars in thousands (except per share data)                 2004                  2003
                                                           -------               -------
INTEREST INCOME
Interest and fees on loans                                 $57,660               $55,253
Interest on investment securities-
  Tax-exempt                                                 5,613                 6,206
  Taxable                                                   16,420                16,166
Interest on federal funds sold                                  10                   149
                                                           -------               -------
    Total interest income                                   79,703                77,774
                                                           -------               -------

INTEREST EXPENSE
Interest on deposits                                        14,923                15,991
Interest on borrowed funds                                  12,075                11,476
                                                           -------               -------
    Total interest expense                                  26,998                27,467
                                                           -------               -------

NET INTEREST INCOME                                         52,705                50,307
PROVISION FOR LOAN LOSSES                                    2,491                 8,005
                                                           -------               -------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   50,214                42,302
                                                           -------               -------

OTHER INCOME
Income from trust services                                   3,746                 3,316
Service charges and other fees                               5,476                 5,309
Net gain on sales of securities                                567                 1,041
Origination fees on mortgage loans sold                        578                 1,068
Bank Owned Life Insurance income                             1,371                 1,305
Other                                                        2,038                 1,764
                                                           -------               -------
    Total other income                                      13,776                13,803
                                                           -------               -------

OTHER EXPENSES
Salaries and employee benefits                              18,109                16,122
Occupancy expense                                            3,029                 2,696
Other                                                       11,478                11,361
                                                           -------               -------
    Total other expenses                                    32,616                30,179
                                                           -------               -------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                            31,374                25,926
PROVISION FOR INCOME TAXES                                   8,775                 6,611
                                                           -------               -------
NET INCOME                                                 $22,599               $19,315
                                                           =======               =======


BASIC EARNINGS PER COMMON SHARE                            $  1.30               $  1.02
                                                           =======               =======

DILUTED EARNINGS PER COMMON SHARE                          $  1.29               $  1.01
                                                           =======               =======

DIVIDENDS DECLARED PER COMMON SHARE                        $  0.62               $  0.58
                                                           =======               =======

                               MBT FINANCIAL CORP.
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED


                                                                 DECEMBER 31,               DECEMBER 31,
Dollars in thousands                                                2004                        2003
                                                                 -----------                -----------

ASSETS
Cash and Cash Equivalents
  Cash and due from banks                                        $    20,540                $    22,525
  Federal funds sold                                                  14,000                         --
                                                                 -----------                -----------
        Total cash and cash equivalents                               34,540                      2,525

Securities - Held to Maturity                                         84,141                     99,154
Securities - Available for Sale                                      408,353                    397,642
Federal Home Loan Bank stock - at cost                                12,947                     11,686
Loans held for sale                                                      778                      1,406
Loans - Net                                                          931,303                    847,944
Accrued interest receivable and other assets                          22,895                     25,627
Bank Owned Life Insurance                                             35,152                     33,780
Premises and Equipment - Net                                          22,170                     18,024
                                                                 -----------                -----------
        Total assets                                             $ 1,552,279                $ 1,457,788
                                                                 ===========                ===========

LIABILITIES
Deposits:
  Non-interest bearing                                           $   149,469                $   135,536
  Interest-bearing                                                   951,242                    903,581
                                                                 -----------                -----------
        Total deposits                                             1,100,711                  1,039,117

Federal Home Loan Bank advances                                      256,500                    225,000
Federal funds purchased                                                   --                     45,000
Repurchase agreements                                                 30,000                         --
Interest payable and other liabilities                                 9,722                      5,225
                                                                 -----------                -----------
        Total liabilities                                          1,396,933                  1,314,342
                                                                 -----------                -----------
STOCKHOLDERS' EQUITY
Common stock (no par value)                                               --                         --
Additional paid-in capital                                            19,806                     20,414
Retained Earnings                                                    135,647                    123,867
Accumulated other comprehensive income                                  (107)                      (835)
                                                                 -----------                -----------
        Total stockholders' equity                                   155,346                    143,446
                                                                 -----------                -----------
        Total liabilities and stockholders' equity               $ 1,552,279                $ 1,457,788
                                                                 ===========                ===========